SHARED SPACE ARRANGEMENT

This shared space arrangement (this “Shared Space Arrangement”) is made and entered into effective as of the 1st day of August, 2023 (the “Effective Date”) by and between Omega Therapeutics, Inc., a Delaware corporation (“Licensor” or “Tenant”) with an address of 140 First Street, Ste 501, Cambridge, Massachusetts 02141, and Metaphore Biotechnologies, Inc, Inc., a Delaware corporation (“Licensee” or “Space Occupant”), with an address as identified on the signature page of this Shared Space Arrangement (the “Signature Page”).

RECITALS

WHEREAS, ARE-MA REGION NO. 94, LLC, a Delaware limited liability company (“Prime Landlord” or “Landlord”) entered into that certain Lease (as may be amended, the “Prime Lease”) dated November 4, 2021, whereby Prime Landlord leased to Licensor, as tenant, approximately 89,246 rentable square feet consisting of approximately 78,380 rentable square feet for the Shared Space Arrangement in the building located at 140 First Street, Cambridge, Massachusetts 02141 (the “Premises”).

WHEREAS, the parties acknowledge that Licensee meets the definition of a “Flagship Pioneering Entity” as set forth in Section 22(c) of the Prime Lease.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Licensee hereby agree to the following:

1.
License: Licensor hereby grants Licensee, and Licensee hereby accepts from Licensor, the non-exclusive license and privilege to use and operate within the Shared Space (as hereinafter defined) in accordance with the terms and conditions of this Shared Space Arrangement, together with the right to exercise, in common with Licensor and others entitled thereto, Licensor’s right to use the common areas under the Prime Lease necessary or appropriate to Licensee’s use of the Shared Space. Licensee acknowledges and agrees that it is subject to the insurance and liability provisions of the Prime Lease. This Shared Space Arrangement does not convey title to any land or buildings, and in no event shall it be deemed an estate in land or a tenancy. Licensee acknowledges and agrees that in no event shall this Shared Space Arrangement grant, or be deemed to have granted Licensee any rights whatsoever against Prime Landlord with respect to the Premises.
2.
Shared Space: This Shared Space Arrangement shall allow Licensee to use only the space within the Premises consisting of approximately 9,374 rentable square feet and as more particularly shown on Area C of Exhibit A attached hereto (the “Shared Space”), which may be amended by mutual agreement set forth in writing between the parties. Notwithstanding anything to the contrary contained herein, the parties acknowledge that a portion of the Shared Space shall be for the shared use of Licensee, Licensor and other licensees within the Premises (the “Common Areas”). The use of such Common Areas shall be in accordance with this Shared Space Arrangement and any reasonable rules and regulations promulgated for their use hereafter.
3.
Term; License Fee:

(a) The term of this Shared Space Arrangement (the “Term”) shall commence on the Effective Date (the “Term Commencement Date”) and shall end on the last day of the

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twenty-fourth (24th) full calendar month immediately following the Term Commencement Date. The Term of the Shared Space Arrangement may be amended by mutual agreement set forth in writing between Licensee, Licensor and Prime Landlord.

(b)
Licensee will pay a “License Fee,” which is its monthly proportionate share of Tenant’s cost of the actual Base Rent and Additional Rent (each as defined in the Prime Lease), and any additional sums which are paid by Licensor for the use and occupancy of the Shared Space including but not limited to utilities, building maintenance, waste removal, alarm and security services, property management fee, and parking. Licensee’s proportionate share of: (i) Tenant’s cost of the actual Base Rent shall be 12.0% of the actual Base Rent, (ii) Tenant’s cost of the actual Operating Expenses shall be 12.0% of Tenant’s Share of Operating Expenses of Building (as such term is defined in the basic lease information of the Prime Lease), (iii) such additional sums paid by Licensor for the use and occupancy of the Shared Space shall be 12.0% of any amounts actually charged by Prime Landlord.
(c)
Licensee shall begin paying the License Fee to Licensor on the Effective Date. All License Fee payments are due and payable in advance on the first day of each calendar month, without demand, deduction, counterclaim or setoff, excepting any additional sums which are separately invoiced by Licensor, which shall be paid by Licensee to Licensor within thirty (30) days after Licensee’s receipt of an invoice. The License Fee for any partial month shall be prorated and paid on the first of such month.
4.
Use of the Shared Space: Licensee agrees to only use the Shared Space consistent with the terms of the Prime Lease. In no event shall Licensee make any alterations to the Premises without Licensor’s prior written approval, which approval Licensor may withhold in its sole and absolute discretion. Licensor will make available to Licensee 6 of the parking spaces made available to Licensor by Prime Landlord, subject to all of the terms and conditions applicable to Licensor in the Prime Lease.
5.
Default and Liability for Damages: Licensor may terminate this Shared Space Arrangement, effective immediately, and require Licensee to immediately vacate the Shared Space in the event (i) Licensee or any employee, agent, representative or invitee of Licensee (collectively, a “Licensee Party”) causes a default under the Prime Lease, (ii) Licensee is in default of any provision, obligation or covenant set forth in this Shared Space Arrangement, or (iii) a Licensee Party acts or behaves in a manner deemed by Licensor, in its sole discretion, as dangerous or threatening. Licensee shall be liable, and hereby accepts responsibility for any damage to equipment, furnishings, and any other property of Licensor or Prime Landlord (including, without limitation, damage to the Premises), caused by Licensee or a Licensee Party, excluding damage due to normal wear and tear. Licensee agrees to pay the cost to repair or replace (at full replacement cost) any damaged property, subject to any waivers of subrogation contained in any property insurance policies.
6.
Indemnity: Subject to any waiver of subrogation contained in any property insurance policies held or required to be held hereunder, and except to the extent arising out the negligence or willful misconduct of Licensor or any of Licensor’s employees, agents, representatives or invitees, Licensee agrees to indemnify and save harmless Licensor and its partners, employees, agents, independent contractors, clients and invitees (each an

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“Indemnified Party” and collectively, the “Indemnified Parties”), from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including without limitation reasonable attorneys’ fees (collectively, “Claims”), that any Indemnified Party may suffer, incur or be liable for by reason of or arising out of the breach by Licensee or any Licensee Party of any of the duties, obligations, liabilities or covenants applicable hereunder or relating to its occupancy or use of the Shared Space. Licensee shall promptly notify Licensor of any such claim and shall promptly deliver to the other a copy of any summons or other process, pleading or notice issued in any action or proceeding to assert any such claim.

Subject to any waiver of subrogation contained in any property insurance policies held or required to be held hereunder, and except to the extent arising out of the negligence or willful misconduct of Licensee or any Licensee Party, Licensor agrees to indemnify and save harmless Licensee and its Indemnified Parties, from and against any and all Claims, that Licensee or its Indemnified Party may suffer, incur or be liable for by reason of or arising out of the negligence or willful misconduct by Licensor or any employee, agent, representative or invitee of Licensor relating to its occupancy or use of the Premises. Licensor shall promptly notify Licensee of any such claim and shall promptly deliver to the other a copy of any summons or other process, pleading or notice issued in any action or proceeding to assert any such claim.

Notwithstanding anything to the contrary contained herein, in no event shall either party be liable under this Shared Space Arrangement for any indirect, consequential or punitive damages. In no event shall the partners, principals, members, officers, stockholders, directors, employees or agents of either Licensor or Licensee be personally liable for the performance of that party’s obligations under this Shared Space Arrangement.

7.
Confidentiality: Each party shall hold the Confidential Information (as hereinafter defined) of the other party in strict confidence and shall not use, or disclose such information to any person, except as explicitly permitted by this Shared Space Arrangement. In protecting the Confidential Information, each party shall use the same degree of care as each party uses to protect its own confidential information of a similar nature (but in no event less than a reasonable degree of care) and shall notify the other party of any potential or actual unauthorized disclosure or use of its Confidential Information.
(i)
Each party may disclose the other party’s Confidential Information to:

(1) its agents and employees only to the extent reasonably necessary to accomplish the purposes of this Shared Space Arrangement and only with the express agreement by such employees and agents that the Confidential Information is to be maintained under confidentiality and nonuse obligations that are no less protective than those in this Shared Space Arrangement; and

(2) to the extent required by applicable law, court order, or in any litigation in connection with this Shared Space Arrangement.

(ii)
If either party is required to disclose any of the other party’s Confidential Information pursuant to Section 7(i) above, such party will, if permitted, provide the party whose Confidential Information is being disclosed with reasonable, prior notice of the requirement and assistance (at such party’s expense) so that the party that is the owner of the Confidential Information may seek to oppose the requirement to disclose or obtain a

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protective order preserving the confidentiality of any of its Confidential Information so disclosed.

(iii)
“Confidential Information” shall mean: (a) all business information heard, seen or in any manner learned by either party or its respective agents, employees or Visitors (defined below) due to the parties’ shared use of the Premises; (b) all information that has been or may be disclosed to either party, its employees, or agents orally or in writing, by the other party, its respective employees or agents in connection with, or incidental to, this Shared Space Arrangement or any other business dealing between Licensor and Licensee; and (c) the terms of this Shared Space Arrangement.

The Confidential Information shall not include information that (i) is or becomes available to the public through no fault of a party or its respective agents, employees or Visitors, or (ii) the receiving party can show by written records was acquired in good faith on a non-confidential basis from a third party. “Visitors” shall mean: all persons permitted to access the Premises by or because of either party.

Each party shall be directly liable to the other party for breaches of the confidentiality obligations set forth herein by the receiving party and its respective employees, agents and Visitors. Upon a disclosing party’s request, the receiving party shall destroy, erase, or return to the disclosing party, in a manner reasonably acceptable to the disclosing party, all Confidential Information in its possession or control.

Each party hereby acknowledges and agrees that money damages alone would be an inadequate remedy for the injuries and damage that would be suffered and incurred by either disclosing party as a result of a breach of any of the confidentiality provisions of this Shared Space Arrangement. Accordingly, a disclosing party shall be entitled to equitable relief, including injunctive relief and specific performance, to prevent or end a breach of the confidentiality provisions of this Shared Space Arrangement without the need to show irreparable harm or to submit proof of the economic value of any Confidential Information. Such equitable relief shall not be deemed to be the exclusive remedy for any breach of this Shared Space Arrangement, but shall be in addition to all other remedies at law or in equity.

Each party’s obligations of confidentiality and nonuse of the Confidential Information under this Shared Space Arrangement shall survive the termination of this Shared Space Arrangement.

8.
Insurance: Licensee shall carry and maintain the same insurance policies and in such amounts that are applicable to Licensor under the Prime Lease, and Licensee shall have Licensor and Prime Landlord named as additional insureds under such policies.
9.
Notice: If a demand, request, appeal, consent or notice (collectively referred to as a “notice”) shall or may be given in accordance with this Shard Space Arrangement, the notice shall be given in writing by physical mail, or by e-mail, to one or more responsible parties, provided that there is a reasonable record kept thereof as relating to both the date of the communication and as to the content thereof. Such a reasonable record can include printed or electronic copies of said communications. Any notice that is sent by mail shall be deemed received, if properly addressed, three (3) business days after any such notice is deposited in the United States mail certified, postage-prepaid, return-receipt requested. If Licensee’s address as set forth below is given as blank or as being within the Premises, then notice shall be deemed received if delivered by hand to the company’s mailbox within

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the Premises. Any notice under this Shared Space Arrangement that is sent by e-mail shall be deemed received, if delivered to the e-mail address set forth below or, if to Licensee, another e-mail address reasonably believed by Licensor as being that of a responsible party of Licensee, three (3) business days after any such notice is sent, provided that no automatic response has been received from the recipient’s e-mail system indicating non-receipt of the e-mail message or unavailability of the recipient. No oral communication shall be deemed a notice under this Shared Space Arrangement.

Licensor: Omega Therapeutics, Inc.

140 First Street, Suite 501

Cambridge, MA 02141

Attn: [***]

Email: [***]

With a mandatory copy sent to [***]

Licensee: Notice shall be sent to the address set forth on the Signature Page.

10.
Assignment: Licensee shall have no right to assign, transfer or otherwise encumber this Shared Space Arrangement.
11.
Furniture and Equipment: Licensee shall have, as appurtenant to the Shared Space, the use of the furniture and equipment located in the Shared Space as of the Term Commencement Date (the “Equipment”) during the Term. Licensee agrees to take all actions necessary or appropriate to ensure that the Equipment shall be and remain personal property, and nothing in this Shared Space Arrangement shall be constituted as conveying to Licensee any interest in the Equipment other than its interest as a Licensee. The Equipment shall be used by Licensee only at the Shared Space and in the ordinary conduct of its business. Licensee hereby assumes all risks and liabilities, including without limitation personal injury or death and property damage, arising with respect to the Equipment (unless through Licensor’s negligence or willful misconduct), howsoever arising, in connection with any event occurring prior to such Equipment’s return in accordance herewith. In addition, as Licensor is not the manufacturer or vendor of the Equipment, it makes no other representation or warranty, express or implied, as to any matter whatsoever, including without limitation the design or condition of the Equipment, its merchantability, durability, suitability or fitness for any particular purpose, the quality of the material or workmanship of the Equipment, or the conformity of the Equipment to the provisions or specifications of any purchase order relating thereto, and Licensor hereby disclaims any and all such representations and warranties. At the expiration or earlier termination of the Term, Licensee shall return the Equipment to Licensor in the same condition as when delivered to Licensee, ordinary wear and tear from proper use and damage caused by Licensor’s negligence or willful misconduct excepted.
12.
Choice of Law: The parties agree that the interpretation, instruction and enforcement of this contract shall be governed by the laws of the Commonwealth of Massachusetts without regard to its rules on conflicts of laws.

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13.
Nature of Agreement: The parties agree that any oral discussion regarding modifying this Shared Space Arrangement shall be deemed by both parties to be exploratory in nature, and shall be binding on the parties only when reduced to writing and acknowledged in writing by both parties as agreed. This shall be the case even if one or both parties begin to operate on the basis of an oral discussion as though such discussion represented a definitive agreement. Failure of either party to enforce any provision of this agreement shall not constitute a waiver of that term of the agreement, and such provision may be enforced later, at any time, without prejudice.
14.
Multiple and Electronic Counterparts: This Shared Space Arrangement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute a single instrument. The counterparts of this Shared Space Arrangement may be executed and delivered by facsimile or other electronic signature by any of the parties to any other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic means as if the original had been received.
15.
Additional Requirements and Provisions:
(a)
Licensor and Licensee hereby agree that a copy of this Shared Space Arrangement shall be provided to Landlord prior to the Effective Date of the License, and that Licensor, Licensee and Landlord shall execute a Shared Space Consent in the form attached hereto as Exhibit B.
(b)
Licensee hereby agrees that if Landlord gives Licensee notice that Tenant is in default under this Lease, Licensee shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under this Lease, and Licensee shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment.
(c)
Licensee represents and warrants that it shall not use, store, handle, treat, generate in or release or dispose of from the Premises and Hazardous Materials, where “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).
(d)
Upon being informed by Landlord or Licensee of conditions on the character of Licensor’s occupancy in the Prime Lease (e.g., security, conditions on the use of services and utilities, restrictions on alterations of the property, abiding by rules and regulations of the site, environmental restrictions, restrictions on signage, conditions of the Premises upon surrender, etc.) Licensee shall, and Licensee shall ensure that its agents, employees and Visitors shall, abide by such conditions.

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[Signature Page Follows]

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SIGNATURE PAGE (ALL FIELDS BELOW MUST BE COMPLETED)

LICENSEE:

Name of Licensee organization’s legal entity:

Metaphore Biotechnologies, Inc.

Signature: /s/ Lovisa Afzelius

Name of authorized signer: Lozisa Afzelius

Title: CEO

Date: 7/12/2023

Address of Licensee:

Email:  [***]

Licensor:

Omega Therapeutics, Inc. ______________________________________________________________________

Signature: /s/ Mahesh Karande

Officer’s name: Mahesh Karande

Title: President and CEO

Date: 7/12/2023

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Exhibit A

Shared Space

PROJECT AREA REFERENCE PLAN
LEVEL 5

ONE CHARLES PARK - OMEGA THERAPEUTICS

Area A Lab
Area A Office
A
B
Area B Office
Area B Lab
Area C Office
C
Area C Lab
ONE ROGERS
CHARLES PARK

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Exhibit B

SHARED SPACE CONSENT

This Consent (this “Consent”) is made as of _________ ___, 2023, by and among ARE-MA REGION NO. 94, LLC, a Delaware limited liability company, having an address of 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), on the one hand, and OMEGA THERAPEUTICS, INC., a Delaware corporation (“Tenant”), having an address of 140 First Street, Ste 501, Cambridge, MA 02141, and Metaphore Biotechnologies, Inc. (“Space Occupant”) having an address of _______________, with reference to the following Recitals.

R E C I T A L S

A. Landlord and Tenant have entered into that certain Lease Agreement dated November 4, 2021 (as the same may have been amended and may be in the future be amended, the “Lease”) wherein Tenant leases certain premises consisting of approximately 89,246 rentable square feet (the “Premises”) in a building known as One Charles Park, Cambridge, Massachusetts.

B. Tenant desires to permit Space Occupant to use and occupy a portion of the Premises (the “Licensed Premises”) as more particularly described in and pursuant to the provisions of that certain License Agreement with an effective date as of the 1st day of September, 2023 (the “License”), a copy of which this Consent is attached to as Exhibit B.

C. Tenant desires to obtain Landlord’s consent to the License.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the license of the Licensed Premises to Space Occupant for up to twenty-four (24) months, such consent being subject to and upon the following terms and conditions to which Tenant and Space Occupant hereby agree:

1. All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2. This Consent shall not be effective and the License shall not be valid unless and until Landlord shall have received: (a) a fully executed copy of the License, (b) an executed counterpart of this Consent executed by Tenant and Space Occupant, and (c) an insurance certificate from Space Occupant, as insured, evidencing no less than the insurance requirements set forth in Section 17 of the Lease. Tenant and Space Occupant each represent and warrant to Landlord that the copy of the License that this Consent is attached to as Exhibit B is true, correct and complete.

3. Landlord neither approves nor disapproves the terms, conditions and agreements contained in the License, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior

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ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises. For the avoidance of doubt, Landlord hereby waives that certain twelve (12) month restriction on Shared Space Arrangements set forth in Section 22(c) of the Lease; it being understood that none of the other terms and conditions in the Lease (including Section 22(c)) are modified by this Consent.

4. Notwithstanding anything in the License to the contrary:

(a) Landlord and Space Occupant each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

(b) Tenant and Space Occupant agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the License and this Consent, the terms of this Consent shall control.

(c) If Landlord terminates the Lease prior to expiration of the Shared Space Arrangement as a result of a default by Tenant thereunder or the Lease terminates for any other reason, Landlord shall have no responsibility, liability or obligation to Space Occupant, and the License shall automatically terminate concurrently therewith.

5. Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the License.

6. Space Occupant waive all rights of recovery against Landlord for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried or required be carried by Landlord and waives any right of subrogation which might otherwise exist in or accrue to Space Occupant on account thereof.

7. Tenant and Space Occupant agree not to make any amendment to the License that would be contrary to the terms of the Lease or this Consent. Tenant and Space Occupant further agree that the License will not be modified or amended in any way without prior written notice to Landlord.

8. This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

9. This Consent may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission

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method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Lease and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

10. This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of Commonwealth of Massachusetts, without regard to its principles of conflicts of law.

11. Tenant and Space Occupant are currently (a) in compliance with (and are required to at all times during the term of the License to remain) in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the License be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord, Tenant and Space Occupant have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:

ARE-MA REGION NO. 94, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation, general partner

By: ___________________________

Print Name: _____________________

Title: ___________________________

TENANT:

OMEGA THERAPEUTICS, INC.,

a Delaware corporation

By: ___________________________

Its: ___________________________

□ I hereby certify that the signature, name, and title above are my signature, name and title.

SPACE OCCUPANT:

Metaphore Biotechnologies, Inc.,

a _________ _________

By: ___________________________

Its: ___________________________

□ I hereby certify that the signature, name, and title above are my signature, name and title.

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